AMENDMENT
TO THE
PROTOTYPE DEFINED CONTRIBUTION PLAN
BASIC PLAN DOCUMENT #01

The Employer named in the Adoption Agreement hereby amends the Plan to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA").  This amendment is intended as a good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder.  This amendment shall supersede the provisions of the Basic Plan Document #01 to the extent those provisions are inconsistent with the provisions of this amendment.  The Basic Plan Document #01 is hereby amended as follows:

1.         Paragraph 1.16 of the Basic Plan Document #01 entitled "Compensation," under the paragraph entitled "Limitation on Compensation" is amended effective for Plan Years beginning after December 31, 2001, by the addition of the following three sentences at the end of the paragraph:

            "The annual Compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B).  Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period).  The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year."

2.         Paragraph 1.55 of the Basic Plan Document #01 entitled "Key Employee," is deleted in its entirety and replaced with the following for Plan Years beginning after December 31, 2001:

"1.55    Key Employee   Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual Compensation greater than $130,000 [as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002], a five percent (5%) owner of the Employer, or a one percent (1%) owner of the Employer having annual Compensation of more than $150,000.  For this purpose, annual Compensation means Compensation within the meaning of Code Section 415(c)(3).  The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable Regulations and other guidance of general applicability issued thereunder."

3.         Paragraph 4.4 of the Basic Plan Document #01 entitled "Rollover Contributions," is amended by the addition of the following paragraph (g) which shall read as follows:

"(g)       If elected by the Employer in the Adoption Agreement, the Plan will accept Participant Rollover Contributions and/or Direct Rollovers of distributions made after December 31, 2001, from the types of plans specified in the Adoption Agreement, beginning on the Effective Date specified in the Adoption Agreement."

4.          Paragraph 4.7 of the Basic Plan Document #01 entitled "Elective Deferrals in a 401(k) Plan," is amended by the addition of three new paragraphs (g), (h) and (i) which shall read as follows:

"(g)       No Participant shall be permitted to have Elective Deferrals made under this Plan, or any other Qualified Plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in Code Section 402(g) in effect for such taxable year, except to the extent permitted under subparagraph (h) below and Code Section 414(v), if applicable.

(h)        If elected by the Employer in the Adoption Agreement, all Employees who are eligible to make Elective Deferrals under this Plan and who have attained age fifty (50) before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code Section 414(v).  Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415.  The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such catch-up contributions.

(i)         Except to the extent permitted under subparagraph (h) above, the Adoption Agreement, EGTRRA 631 and Code Section 414(v), the maximum salary reduction contribution that can be made to this Plan is the amount determined under Code Section 408(p)(2)(A)(ii) for the calendar year."

5.          Effective as of the date set forth in the Adoption Agreement Section entitled "Distribution Upon Severance from Employment," paragraph 6.3 of the Basic Plan Document #01 entitled "Benefits on Termination of Employment " is amended by the addition of paragraphs (i) and (j) which shall read as follows:

"(i)        If elected by the Employer in the Adoption Agreement, this paragraph shall apply for distributions and severances from employment occurring after the dates specified in the Adoption Agreement.

            A Participant's Elective Deferrals, Qualified Non-Elective Contributions, Qualified Matching Contributions, and earnings attributable to these contributions shall be distributed on account of the Participant's severance from employment.  However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from Service before such amounts may be distributed.

(j)         If elected by the Employer in the Adoption Agreement, the value of a Participant's nonforfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and the earnings allocable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii) and 457(e)(16).  If the value of the Participant's nonforfeitable account balance as so determined is $5,000 or less, the Plan shall immediately distribute the Participant's entire nonforfeitable account balance."

6.          Effective as of the date set forth in the Adoption Agreement Section entitled "Distribution Upon Severance from Employment," paragraph 6.6 of the Basic Plan Document #01 entitled "Commencement of Benefits," is amended by the addition of paragraph (d) which shall read as follows:

"(d)       If elected by the Employer in the Adoption Agreement, this paragraph shall apply for distributions and severances from employment occurring after the dates specified in the Adoption Agreement.

            A Participant's Elective Deferrals, Qualified Non-Elective Contributions, Qualified Matching Contributions, and earnings attributable to these contributions shall be distributed on account of the Participant's severance from employment.  However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from Service before such amounts may be distributed."

7.         The following new paragraph (c) is added to paragraph 6.7 of the Basic Plan Document #01 entitled "Transitional Rules for Cash-Out Limits" and shall apply if elected by the Employer in the Adoption Agreement and be effective as specified in the Adoption Agreement.

"(c)       If elected by the Employer in the Adoption Agreement, for purposes of this paragraph 6.7, the value of a Participant's nonforfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to Rollover Contributions (and the earnings allocable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16).  If the value of the Participant's nonforfeitable account balance as so determined is $5,000 or less, the Plan shall immediately distribute the Participant's entire nonforfeitable account balance."

8.         Paragraph 6.9 of the Basic Plan Document #01 entitled "Hardship Withdrawals," is amended effective January 1, 2002 by the addition of the following paragraph (d):

"(d)      A Participant who receives a distribution of Elective Deferrals after December 31, 2001, on account of Hardship shall be prohibited from making Elective Deferrals and Voluntary After-tax Contributions under this and all other Plans of the Employer for six (6) months after receipt of the distribution.  A Participant who receives a distribution of Elective Deferrals in calendar year 2001 on account of Hardship shall be prohibited from making Elective Deferrals and Voluntary After-tax Contributions under this and all other Plans of the Employer for the period specified by the Employer in the Adoption Agreement."

9.         Paragraph 6.10 of the Basic Plan Document #01 entitled "Direct Rollover of Benefits," is amended effective January 1, 2002 by the addition of the following paragraph (e):

"(e)       This paragraph shall apply only to distributions made after December 31, 2001.  For purposes of the Direct Rollover provisions in paragraph 6.10 of the Plan, an Eligible Retirement Plan shall also mean an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state which agrees to separately account for amounts transferred into such plan from this Plan.  The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a Qualified Domestic Relations Order, as defined in Code Section 414(p).

            For purposes of the Direct Rollover provisions in paragraph 6.10 of the Plan, any amount that is distributed on account of Hardship shall not be an Eligible Rollover Distribution and the distributee may not elect to have any portion of such a distribution paid directly to an Eligible Retirement Plan.

            For purposes of the Direct Rollover provisions in paragraph 6.10 of the Plan, a portion of the distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of Voluntary After-tax Contributions which are not includible in gross income.  However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified Defined Contribution Plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible."

10.        Article IX of Basic Plan Document #01 entitled "VESTING," is hereby amended effective for the first Plan Year beginning after December 31, 2001, by adding a new paragraph 9.12 entitled "Vesting of Employer Matching Contributions" which shall read as follows:

"9.12    Vesting Of Employer Matching Contributions   This section shall apply to Participants with an account balance derived from Employer Matching Contributions who complete an Hour of Service under the Plan in a Plan Year beginning after December 31, 2001.  If elected by the Employer in the Adoption Agreement, this section shall also apply to all other Participants with an account balance derived from Employer Matching Contributions.

            A Participant's account balance derived from Employer Matching Contributions shall vest as provided in Section XIII(E) of the Adoption Agreement if elected."

11.        Article X of Basic Plan Document #01 entitled "LIMITATIONS ON ALLOCATIONS," is amended by the addition of the following paragraph 10.6 entitled "Annual Additions" which shall read as follows:

"10.6     Annual Additions   Except to the extent permitted under Section 4.7(h) of Basic Plan Document #01 and under Code Section 414(v), the Annual Addition that may be contributed or allocated to a Participant's account under the Plan for any Limitation Year beginning after December 31, 2001, shall not exceed the lesser of:

(a)        $40,000, as adjusted for increases in the cost-of-living under Code Section 415(d), or

(b)        100% of the Participant's Compensation, within the meaning of Code Section 415(c)(3), for the Limitation Year.

            The Compensation limit referred to in (b) above shall not apply to any contribution for medical benefits after separation from Service [within the meaning of Code Section 401(h) or Code Section 419A(f)(2)] which is otherwise treated as an Annual Addition."

12.        Effective for Plan Years beginning after December 31, 2001, paragraph 11.7(b) of the Basic Plan Document #01 is amended by the deletion of this paragraph which outlines the multiple use test described in Treasury Regulations Section 1.401(m)-2.

13.        Paragraph 12.9 of the Basic Plan Document #01 entitled "Participant Loans" is amended effective January 1, 2001 by deleting the language at subsection (i) and replacing it with the following:

"(i)        Effective for Plan loans made after December 31, 2001, Plan provisions prohibiting loans to any Owner-Employee or Shareholder Employee shall cease to apply."

14.        Paragraph 14.2 of the Basic Plan Document #01 entitled "Minimum Contribution" is amended for Plan Years beginning after December 31, 2001 by the addition of the following two new subparagraphs at the end of the paragraph which shall read as follows:

"Matching Contributions - Employer Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2).  The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan.  Employer Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions for purposes of the Actual Contribution Percentage Test and other requirements of Code Section 401(m).

Contributions Under Other Plans - The Employer may provide in the Adoption Agreement that the minimum benefit requirement shall be met in another plan, including another plan that consists solely of a cash or deferred arrangement which meets the requirements of Code Section 401(k)(12) and Matching Contributions which meet the requirements of Code Section 401(m)(11)."

15.        The Top-Heavy requirements of Code Section 416 and Article XIV of the Basic Plan Document #01 shall not apply in any Plan Year beginning after December 31, 2001, in which the Plan established under the Basic Plan Document #01 consists solely of a cash or deferred arrangement which meets the requirements of Code Section 401(k)(12) and Matching Contributions which meet the requirements of Code Section 401(m)(11).

            This paragraph shall apply for purposes of determining whether the Plan is a Top-Heavy Plan under Code Section 416(g) for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Code Section 416(c) for such years.  This section amends Article XIV of the Basic Plan Document #01 by adding paragraph 14.7 entitled "Determination of Top-Heavy Status." The paragraph shall read as follows:

"14.7     Determination Of Top-Heavy Status

(a)        Determination of Present Values and Amounts - This paragraph 14.7 shall apply for purposes of determining the Present Values of accrued benefits and the amounts of account balances of Employees as of the Top-Heavy Determination Date.

(b)        Distributions During the Plan Year Ending on the Top-Heavy Determination Date - The Present Value of accrued benefits and the amounts of account balances of an Employee as of the Top-Heavy Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with this Plan under Code Section 416(g)(2) during the 1-year period ending on the Top-Heavy Determination Date.  The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with this Plan under Code Section 416(g)(2)(A)(i).  In the case of a distribution made for a reason other than separation from Service, death, or Disability, this provision shall be applied by substituting "5-year period" for "1-year period."

(c)        Employees Not Performing Services During the Plan Year Ending on the Top-Heavy Determination Date - The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1 -year period ending on the Top-Heavy Determination Date shall not be taken into account."